EXHIBIT 12.1

BANKUNITED FINANCIAL CORPORATION
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                               FOR THE YEARS ENDED SEPTEMBER 30:
                                                                ------------------------------------------------------------
                                                                  1999          1998         1997         1996         1995
                                                                ------------------------------------------------------------
                                                                                    (Dollars in thousands)
Fixed charges (excluding interest on deposits)

Interest on Borrowings                                           80,860        74,112       25,824       13,832        8,456
Rent (33%)                                                        1,101           742          542          302          320
                                                                ------------------------------------------------------------
      Total Fixed Charges                                        81,961        74,854       26,366       14,134        8,776

(Loss) income before income taxes and Extraordinary items        (5,497)       12,366       12,632        4,243        9,981
                                                                ------------------------------------------------------------
Earnings                                                         76,464        87,220       38,998       18,377       18,757
                                                                ============================================================
Total fixed charges                                              81,961        74,854       26,366       14,134        8,776
Preferred stock dividends on a pretax basis                       1,247         1,448        4,661        3,460        3,536
                                                                ------------------------------------------------------------
      Combined fixed charges and preferred stock dividends       83,208        76,302       31,027       17,594       12,312
                                                                ============================================================
Ratio of earnings to combined fixed charges and preferred
         stock dividends                                         0.92:1        1.14:1       1.26:1       1.04:1       1.52:1
                                                                ============================================================

Fixed charges (including interest on deposits)

Interest on Deposits                                            106,655        93,431       50,136       20,791       17,849
Interest on Borrowings                                           80,860        74,112       25,824       13,832        8,456
Rent (33%)                                                        1,101           742          542          302          320
                                                                ------------------------------------------------------------
      Total Fixed Charges                                       188,616       168,285       76,502       34,925       26,625

(Loss) income before income taxes and Extraordinary items        (5,497)       12,366       12,632        4,243        9,981
                                                                ------------------------------------------------------------
Earnings                                                        183,119       180,651       89,134       39,168       36,606
                                                                ============================================================
Total fixed charges                                             188,616       168,285       76,502       34,925       26,625
Preferred stock dividends on a pretax basis                       1,247         1,448        4,661        3,460        3,536
                                                                ------------------------------------------------------------
      Combined fixed charges and preferred stock dividends      189,863       169,733       81,163       38,385       30,161
                                                                ============================================================
Ratio of earnings to combined fixed charges and preferred
         stock dividends                                         0.96:1        1.06:1       1.10:1       1.02:1       1.21:1
                                                                ============================================================
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